Exhibit 10.1

EXHIBIT A

RELEASE OF CLAIMS

THIS RELEASE is executed by the undersigned (the “Executive”) as of the date hereof.

WHEREAS, the Executive and Green Mountain Coffee Roasters, Inc. (the “Company”) entered into an employment agreement dated as of February 1, 2012 (the “Employment Agreement”);

WHEREAS, the Executive has certain entitlements pursuant to the Employment Agreement subject to the Executive’s executing this Release and complying with its terms.

NOW, THEREFORE, in consideration of the payments set forth in Section 5 of the Employment Agreement and other good and valuable consideration, the Executive agrees as follows:

The Executive, on behalf of himself and his dependents, heirs, administrators, agents, executors, successors and assigns (the “Executive Releasors”), hereby releases and forever discharges the Company and its affiliated companies and their past and present parents, subsidiaries, successors and assigns and all of the aforesaid companies’ past and present officers, directors, employees, trustees, shareholders, representatives and agents (the “Company Releasees”), from any and all claims, demands, obligations, liabilities and causes of action of any kind or description whatsoever, in law, equity or otherwise, whether known or unknown, that any Executive Releasor had, may have had or now has against the Company or any other Company Releasee as of the date of execution of this Release arising out of or relating to the Executive’s employment relationship, or the termination of that relationship, with the Company (or any affiliate), including, but not limited to, any claim, demand, obligation, liability or cause of action arising under any Federal, state, or local employment law or ordinance (including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act of 1991, the Workers Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act (other than any claim for vested benefits), the Family and Medical Leave Act, and the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act (“ADEA”), tort, contract, or alleged violation of any other legal obligation (collectively “Released Executive Claims”). In addition, in consideration of the promises and covenants of the Company, the Executive, on behalf of himself and the other Executive Releasors, further agrees to waive any and all rights under the laws of any jurisdiction in the United States, or any other country, that limit a general release to any of the foregoing actions, causes of action, claims or charges that are known or suspected to exist in the Executive’s favor as of the date of this Agreement and Release. Notwithstanding anything to the contrary this Release of Claims does not release, diminish, reduce, waive, forfeit or affect (1) the Executive’s right to enforce this Release; (2) the Executive’s right to be indemnified by the Company in accordance with the indemnification agreement between the Company and the Executive dated August 10, 2009 or as otherwise provided by applicable law or the Company’s by-laws; (3) the Executive’s right to equity awards that will have accrued or vested as of the date of termination or which will vest after the date of termination based on the terms of the Employment Agreement; or (4) any right the Executive may have to enforce Sections 4, 5, 6, 7 or 19 of the Employment Agreement.

The Executive understands that nothing in this Release shall be construed to prohibit him from filing a charge with, or participating in any investigation or proceeding conducted by, the Equal Employment Opportunity Commission, National Labor Relations Board, and/or any federal, state or local agency. Notwithstanding the foregoing, the Executive hereby waives any and all rights to recover monetary damages in any charge, complaint, or lawsuit filed by him or by anyone else on his behalf based on events occurring prior to the date of this Release.

The Executive agrees that he shall continue to be bound by, and will comply with, the provisions of Sections 7 and 9 of the Employment Agreement and the provisions of such sections, along with Section 5(j) and 10 of the Employment Agreement, shall be incorporated fully into this Release.

The Executive acknowledges that he has been provided a period of at least 21 calendar days in which to consider and execute this Release. The Executive further acknowledges and understands that he has seven calendar days from the date on which he executes this Release to revoke his acceptance by delivering to the Company written notification of his intention to revoke this Release in accordance with Section 20 of the Employment Agreement. This Release becomes effective when signed unless revoked in writing and in accordance with this seven-day provision. To the extent that the Executive has not otherwise done so, the Executive is advised to consult with an attorney prior to executing this Release.

This Release shall be governed by and construed and interpreted in accordance with the laws of the State of Vermont without reference to principles of conflicts of law. Capitalized terms, unless defined herein, shall have the meaning ascribed to such terms in the Employment Agreement.

IN WITNESS WHEREOF, the Executive has executed this Release as of the date hereof.

/s/ Lawrence J. Blanford
Lawrence J. Blanford

Date: February 1, 2012